Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Doug Kuckelman 843-790-7460 ir@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2021 Financial Results

Exceeded high end of the Revenue guidance range

Delivered Record Adjusted EBITDA for the full year 2021

Completed Strongest Ever Open Enrollment Season with Record Customer Satisfaction Rating

Announces Investor Day on May 10, 2022

Charleston, S.C. – March 1, 2022 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading cloud-based benefits administration technology company that simplifies benefits administration for employers, health plans and brokers, today announces its fourth quarter and full year 2021 financial results:

Financial Highlights for the Fourth Quarter and Full Year 2021:

•	Fourth quarter 2021 revenue of $75.1 million was above the high end of the guidance range of $66 to $72 million.
•

GAAP net income available to common stockholders was $1.2 million, compared to $1.3 million in the fourth quarter of 2020.  Adjusted EBITDA of $18.0 million during the fourth quarter was above the mid point of our guidance range of $13 to $19 million.  Adjusted EBITDA for the full year was $49.0 million, a record for Benefitfocus, compared to $44.0 million for the full year 2020.

•	GAAP diluted earnings per share was $0.04 in the fourth quarter of 2021 and non-GAAP diluted earnings per share was $0.24, above the high end of the guidance range of $0.15 per share.
•

Cash flow from operations of $6.2 and free cash flow of $2.1 million during the fourth quarter of 2021. Cash flow from operations and free cash flow for the full year 2021 was $33.5 and $23.8 million, respectively.

Operational Highlights for the Fourth Quarter:

•

Delivered the strongest open enrollment season in the company’s history, as evidenced by customer satisfaction score increasing to 95% this year, demonstrating the company’s commitment to service excellence.

•

Closed the acquisition of Tango Health, expanding Benefitfocus’s Affordable Care Act (ACA) compliance and reporting capabilities for employers,  which provides a path to revenue growth opportunities in the long term with both new and existing customers with a broader, best-in-class product offering.

•	Added COVID-19 Vaccination Tracking Features to Help Employers Comply with Government Mandates and Refine Return-to-Work Policies

“ We successfully completed the strongest open enrollment season in company history, providing another example of our ability to execute against our commitments,” said Matt Levin, president and chief executive officer. “I am confident the work underway to strengthen our core, grow with intent and increase our operational efficiency is driving results. We are encouraged by the multiple green shoots we are seeing across our delivery and go-to-market activities and are confident that the transformation we have undertaken will put us on the path to sustainable growth.”

“We had another strong quarter generating financial results at or better than our guidance ranges for this quarter,” said Alpana Wegner, chief financial officer. “We have been able to expand our annual EBITDA margin year over year across our business, as we continue to work on improving our topline. Importantly, we generated approximately $24 million of free cash flow for the full year 2021, representing an increase of 20% year-over-year and ending the year with approximately $68 million in cash and marketable securities.”

Fourth Quarter 2021 Financial Highlights

Revenue

•	Total revenue was $75.1 million, down approximately 1% compared to the fourth quarter of 2020.
•	Software services was $63.8 million, up 2% compared to the fourth quarter of 2020. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $44.0 million, down 2% compared to the fourth quarter of 2020.
o	Platform revenue was $19.8 million, up 14% compared to the fourth quarter of 2020.
•	Professional services revenue was $11.3 million, down 19% compared to the fourth quarter of 2020.

Net Income

•

GAAP net income available to common stockholders was $1.2 million, compared to $1.3 million in the fourth quarter of 2020. GAAP net income per share was $0.04, based on 33.4 million basic and 34.0 million diluted weighted average common shares outstanding, compared to $0.04 for the fourth quarter of 2020, based on 32.3 million basic and 33.5 million diluted weighted average common shares outstanding.

Non-GAAP Net Income, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net income available to common stockholders was $8.3 million compared to $6.1 million in the fourth quarter of 2020. Non-GAAP net income per share was $0.25 based on 33.4 million basic and $0.24 based on 34.6 million diluted weighted average common shares outstanding, compared to $0.19 in the fourth quarter of 2020, based on 32.3 million basic and $0.18 based on 34.6 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $18.0 million, compared to $20.2 million in the fourth quarter of 2020.
•	Free cash flow was $2.1 million, compared to $13.4 million in the fourth quarter of 2020.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Full Year 2021 Financial Highlights

Revenue

Total revenue was $263.1 million, down 2% compared to the full year 2020.

Software services was $218.3 million, 2% higher compared to the full year 2020. Software services is comprised of subscription and platform revenue.

Subscription revenue was $178.8 million, a decrease of 1% compared to the full year 2020.

Platform revenue was $39.6 million, an increase of 13% compared to the full year 2020.

Professional services revenue was $44.8 million, down 16% compared to the full year 2020.

Net Loss

GAAP net loss was ($32.2) million, compared to GAAP net loss of ($24.3) million in the full year 2020. GAAP net loss per share was ($1.17), based on ($38.6) million net loss available to common stockholders and 33.1 million basic and diluted weighted average common shares outstanding, compared to ($0.87) for the full year 2020, based on ($28.0) million net loss available to common stockholders and 32.3 million basic and diluted weighted average common shares outstanding.

Non-GAAP Income (Net Loss), Adjusted EBITDA and Free Cash Flow

Non-GAAP net income was $4.2 million, compared to non-GAAP net loss of ($6.8) million in the full year 2020. Non-GAAP net loss per share was ($0.07), based on ($2.2) million non-GAAP net loss available to common stockholders and 33.1 million basic and diluted weighted average common shares outstanding, compared to ($0.32) for the full year 2020, based on ($10.5) million net loss available to common stockholders and 32.3 million basic and diluted weighted average common shares outstanding.

Adjusted EBITDA was $49.0 million, compared to $44.0 million for the full year 2020.

Free cash flow was $23.8 million, compared to $19.9 million for the full year 2020.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

Cash and cash equivalents and marketable securities at December 31, 2021 totaled $68.1 million, compared to $94.5 million at the end of the third quarter of 2021, primarily reflecting the Tango Health acquisition, which closed within the quarter.  As of December 31, 2021, our debt to Adjusted EBITDA ratio improved to 4.2x from 7.0x as of December 31, 2020, as a result of the company’s de-levering efforts.

The full $50.0 million line of credit remains available to the company.

Business Outlook

“As we progress through the current year, we anticipate a return to revenue growth near the end of 2022,” said  Alpana Wegner, chief financial officer. “We look forward to providing you with further details on our full mid and long-term financial projections during our Investor Day on May 10, 2022.”

Benefitfocus is providing guidance for the first quarter and full year 2022 as indicated below.

First Quarter 2022

•	Total revenue is expected to be in the range of $59 million to $61 million.
•	Adjusted EBITDA is expected to be in the range of $7 million to $9 million.
•

Non-GAAP net lossavailable to common stockholders is expected to be between ($5.0) million and ($3.0) million, or between ($0.15) and ($0.09) per share based on 33.5 million basic and diluted weighted average shares outstanding.

Full Year 2022

•	Total revenue is expected to be in the range of $252 million to $258 million.
•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.
•	Free cash flow is expected to be in the range of $18 million to $24 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring and impairment charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Tuesday, March 1, 2022, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or +1 (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until March 8, 2022 at 11:59 p.m. ET and can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) with passcode 13726841.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) is a cloud-based benefits administration technology company committed to helping our customers, and the people they serve, get the most out of their health care and benefit programs.  Through exceptional service and innovative SaaS solutions, we aim to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes.  Our mission is simple: to improve lives with benefits.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill, intangible assets and long-lived assets, transaction and acquisition-related costs expensed, restructuring costs, gain or loss on extinguishment of debt, costs not core to our business and, now, loss on settlement of lawsuits.  The revision to our definition of adjusted EBITDA had no impact on our reported adjusted EBITDA in prior periods. We define free cash flow as cash provided by or used in operating activities less capital expenditures, adjusted to eliminate cash paid for restructuring costs. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our need to achieve consistent GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively and implement our growth strategy; market developments and opportunities; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and tensions in Ukraine; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$31,001	$90,706
Marketable securities	37,049	95,085
Accounts receivable, net	16,491	22,240
Contract, prepaid and other current assets	27,615	21,354
Total current assets	112,156	229,385
Property and equipment, net	27,202	29,701
Financing lease right-of-use assets	56,474	68,670
Operating lease right-of-use assets	774	1,107
Intangible assets, net	21,134	10,393
Goodwill	34,237	12,857
Deferred contract costs and other non-current assets	8,864	10,259
Total assets	$260,841	$362,372
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$10,565	$2,160
Accrued expenses	9,451	6,262
Accrued compensation and benefits	16,411	19,129
Deferred revenue, current portion	27,756	27,782
Lease liabilities and financing obligations, current portion	7,378	5,959
Contingent consideration	675	–
Total current liabilities	72,236	61,292
Deferred revenue, net of current portion	2,377	4,422
Convertible senior notes	107,281	184,308
Lease liabilities and financing obligations, net of current portion	75,758	79,282
Other non-current liabilities	313	2,470
Total liabilities	257,965	331,774
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 1,777,778 shares issued and outstanding at December 31, 2021 and 2020, respectively, liquidation preference $45 per share as of December 31, 2021 and 2020, respectively	79,193	79,193
Stockholders' deficit:
Common stock, par value $0.001, 95,000,000 and 50,000,000 shares authorized, 33,460,545 and 32,327,439 shares issued and outstanding at December 31, 2021 and 2020, respectively	33	32
Additional paid-in capital	431,874	427,431
Accumulated deficit	(508,224)	(476,058)
Total stockholders' deficit	(76,317)	(48,595)
Total liabilities, redeemable preferred stock and stockholders' deficit	$260,841	$362,372

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$75,104	$76,230	$263,097	$268,141
Cost of revenue (1)(2)	34,843	34,966	122,713	129,388
Gross profit	40,261	41,264	140,384	138,753
Operating expenses:(1)(2)(3)
Sales and marketing	11,904	12,347	46,385	52,210
Research and development	11,699	11,923	44,696	46,175
General and administrative	11,294	8,400	50,886	37,720
Restructuring costs	–	–	4,127	5,616
Total operating expenses	34,897	32,670	146,094	141,721
Income (loss) from operations	5,364	8,594	(5,710)	(2,968)
Other income (expense):
Interest income	33	69	196	632
Interest expense	(3,997)	(5,547)	(20,754)	(23,071)
(Loss) gain on repurchase of convertible senior notes	–	–	(7,520)	1,138
Other expense	(1,480)	(14)	(1,338)	(6)
Total other expense, net	(5,444)	(5,492)	(29,416)	(21,307)
(Loss) income before income taxes	(80)	3,102	(35,126)	(24,275)
Income tax (benefit) expense	(3,085)	5	(2,960)	22
Net income (loss)	3,005	3,097	(32,166)	(24,297)
Preferred dividends	(1,600)	(1,600)	(6,400)	(3,662)
Undistributed earnings allocated to preferred stockholders	(193)	(212)	–	–
Net income (loss) available to common stockholders	$1,212	$1,285	$(38,566)	$(27,959)
Comprehensive income (loss)	$3,005	$3,097	$(32,166)	$(24,297)

Net (loss) income per common share:
Basic	$0.04	$0.04	$(1.17)	$(0.87)
Diluted	$0.04	$0.04	$(1.17)	$(0.87)
Weighted-average common shares outstanding:
Basic	33,432,666	32,312,246	33,092,896	32,318,201
Diluted	33,953,682	33,512,904	33,092,896	32,318,201

(1) Stock-based compensation included in above line items:
Cost of revenue	$606	$1,099	$2,081	$3,703
Sales and marketing	406	841	2,876	3,081
Research and development	434	838	1,644	2,555
General and administrative	1,965	900	7,304	5,198

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$471	$330	$1,476	$1,291
Sales and marketing	105	75	336	331
Research and development	159	118	495	460
General and administrative	69	46	202	192

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$437	$25	$677	$450

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net loss	$(32,166)	$(24,297)	$(45,515)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	25,581	25,014	22,351
Stock-based compensation expense	13,905	14,537	19,572
Deferred income tax benefit	(3,067)	–	–
Accretion of interest on convertible senior notes	10,234	11,656	11,256
Interest accrual on finance lease liabilities	3,292	97	33
Rent expense less than payments	(63)	(32)	(16)
Non-cash accretion income from investments	930	143	–
Impairment or loss on disposal of right-of-use assets and property and equipment	4,171	918	9
Loss (gain) on extinguishment of debt	7,520	(1,138)	–
Provision for doubtful accounts	–	43	111
Changes in operating assets and liabilities:
Accounts receivable, net	8,615	11,412	(11,875)
Accrued interest on investments	59	(102)	–
Contract, prepaid and other current assets	(5,106)	169	(3,642)
Deferred costs and other non-current assets	1,466	743	2,893
Accounts payable and accrued expenses	11,226	(11,468)	426
Accrued compensation and benefits	(2,788)	3,884	161
Deferred revenue	(7,920)	(6,304)	(14,047)
Other non-current liabilities	(2,387)	2,376	(92)
Net cash and cash equivalents provided by (used in) operating activities	33,502	27,651	(18,375)
Cash flows from investing activities
Purchases of investments held-to-maturity	(91,361)	(104,125)	–
Maturities of investments held-to-maturity	103,410	9,000	–
Sales of investments held-to-maturity	44,997	–	–
Business combination, net of cash acquired	(28,175)	–	(20,914)
Purchases of property and equipment	(11,776)	(13,085)	(13,248)
Net cash and cash equivalents provided by (used in) investing activities	17,095	(108,210)	(34,162)
Cash flows from financing activities
Draws on revolving line of credit	–	10,000	–
Payments on revolving line of credit	–	(10,000)	–
Repurchase of convertible senior notes	(98,678)	(14,619)	–
Payments of debt issuance costs	–	(154)	(357)
Cancellation of convertible senior notes capped call hedge	98	26	–
Proceeds from issuance of preferred stock, net of issuance costs	–	79,192	–
Payment of preferred dividends	(6,400)	(3,662)	–
Repurchase of common stock	–	(9,667)	–
Proceeds from exercises of stock options and ESPP	407	585	453
Payments on financing obligations	(604)	(1,212)	(1,627)
Payments of principal on finance lease liabilities	(5,125)	(10,200)	(5,884)
Net cash and cash equivalents (used in) provided by financing activities	(110,302)	40,289	(7,415)
Net decrease in cash and cash equivalents	(59,705)	(40,270)	(59,952)
Cash and cash equivalents, beginning of year	90,706	130,976	190,928
Cash and cash equivalents, end of year	$31,001	$90,706	$130,976

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$63	$142	$154
Post contract support purchased with financing obligations	$-	$-	$1,287
Supplemental disclosure of cash flow information
Income taxes paid	$62	$22	$28
Interest paid	$10,580	$11,408	$12,374

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$40,261	$41,264	$140,384	$138,753
Amortization of acquired intangible assets	471	330	1,476	1,291
Stock-based compensation expense	606	1,099	2,081	3,703
Impairment of long-lived assets	56	468	56	468
Total net adjustments	1,133	1,897	3,613	5,462
Non-GAAP gross profit	$41,394	$43,161	$143,997	$144,215

Reconciliation from Operating Income (Loss) to Non-GAAP Operating Income:
Operating income (loss)	$5,364	$8,594	$(5,710)	$(2,968)
Amortization of acquired intangible assets	804	569	2,509	2,274
Stock-based compensation expense	3,411	3,678	13,905	14,537
Transaction and acquisition-related costs expensed	437	25	677	450
Impairment of long-lived assets	97	916	4,100	916
Costs not core to our business	1,757	457	5,897	457
Total net adjustments	6,506	5,645	27,088	18,634
Non-GAAP operating income	$11,870	$14,239	$21,378	$15,666

Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$3,005	$3,097	$(32,166)	$(24,297)
Depreciation	3,273	3,789	13,955	15,285
Amortization of software development costs	2,528	2,177	9,117	7,455
Amortization of acquired intangible assets	804	569	2,509	2,274
Interest income	(33)	(69)	(196)	(632)
Interest expense	3,997	5,547	20,754	23,071
Income tax (benefit) expense	(3,085)	5	(2,960)	22
Stock-based compensation expense	3,411	3,678	13,905	14,537
Transaction and acquisition-related costs expensed	437	25	677	450
Restructuring costs	—	—	4,127	5,616
Impairment of long-lived assets	97	916	4,100	916
Loss (gain) on repurchase of convertible senior notes	—	—	7,520	(1,138)
Loss on settlement of lawsuit	1,760	—	1,760	—
Costs not core to our business	1,757	457	5,897	457
Total net adjustments	14,946	17,094	81,165	68,313
Adjusted EBITDA	$17,951	$20,191	$48,999	$44,016

Reconciliation from Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$3,005	$3,097	$(32,166)	$(24,297)
Amortization of acquired intangible assets	804	569	2,509	2,274
Stock-based compensation expense	3,411	3,678	13,905	14,537
Transaction and acquisition-related costs expensed	437	25	677	450
Impairment of long-lived assets	97	916	4,100	916
Loss (gain) on repurchase of convertible senior notes	—	—	7,520	(1,138)
Loss on settlement of lawsuit	1,760	—	1,760	—
Costs not core to our business	1,757	457	5,897	457
Total net adjustments	8,266	5,645	36,368	17,496
Non-GAAP net income (loss)	$11,271	$8,742	$4,202	$(6,801)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net income (loss)	$11,271	$8,742	$4,202	$(6,801)
Preferred dividends	(1,600)	(1,600)	(6,400)	(3,662)
Undistributed earnings allocated to preferred stockholders	(1,330)	(1,012)	—	—

Non-GAAP net income (loss) available to common stockholders	$8,341	$6,130	$(2,198)	$(10,463)

Weighted average shares outstanding - basic	33,432,666	32,312,246	33,092,896	32,318,201
Weighted average shares outstanding - diluted	34,614,578	34,556,833	33,092,896	32,318,201
Shares used in computing non-GAAP net income (loss) per share - basic	33,432,666	32,312,246	33,092,896	32,318,201
Shares used in computing non-GAAP net income (loss) per share - diluted	34,614,578	34,556,833	33,092,896	32,318,201
Non-GAAP net income (loss) per common share - basic	$0.25	$0.19	$(0.07)	$(0.32)
Non-GAAP net income (loss) per common share - diluted	$0.24	$0.18	$(0.07)	$(0.32)

Reconciliation of Cash Flows from Operations to Free Cash Flow:
Net cash and cash equivalents provided by operating activities	$6,206	$16,577	$33,502	$27,651
Purchases of property and equipment	(4,322)	(3,346)	(11,776)	(13,085)
Cash paid for restructuring costs	224	141	2,110	5,342
Total net adjustments	(4,098)	(3,205)	(9,666)	(7,743)
Free Cash Flow	$2,108	$13,372	$23,836	$19,908